Exhibit 99

Press Release

AMSURG CORP. TO PRESENT AT THOMAS WEISEL PARTNERS
HEALTHCARE TAILWINDS 2004 RESEARCH CONFERENCE
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LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
BEGINNING THURSDAY, SEPTEMBER 9TH, AT 10:35 A.M. EASTERN

NASHVILLE, Tenn. (September 1, 2004) – AmSurg Corp. (Nasdaq: AMSG) today announced that it will participate in the Healthcare Tailwinds 2004 research conference to be hosted by Thomas Weisel Partners, September 8th through September 10th in Boston. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 10:35 a.m. Eastern on Thursday, September 9, 2004. Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

     The live audio Webcast and replay of the presentation will be available by going to www.amsurg.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2004, AmSurg owned a majority interest in 117 centers and had 13 centers under development.

Contact:

Claire M. Gulmi
Senior Vice President and
Chief Financial Officer
(615) 665-1283

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